Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-87612) of Aktiebolaget Electrolux (publ) of our report dated February 28, 2005 relating to the financial statements and the related financial statement schedule, which appears in this Form 20-F.

PricewaterhouseCoopers AB

Stockholm, Sweden
April 6, 2005

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